UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2023
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2023, Atul Varma and Hamilton Lane Incorporated (the “Company”) reached mutual agreement that Mr. Varma will resign from his position as Chief Financial Officer and Treasurer of the Company, effective August 8, 2023. On the same day and in connection with Mr. Varma’s resignation, the Company appointed Jeffrey Armbrister as Chief Financial Officer and Treasurer, also effective as of August 8, 2023. Mr. Varma’s resignation was not the result of any dispute or disagreement with the Company, the Company’s management or the Board of Directors of the Company on any matter relating to the Company’s operations, policies or practices.

On July 18, 2023, Mr. Varma and the Company entered into a Confidential Separation Agreement and General Release (the “Agreement”). The Agreement provides that, immediately upon his resignation as Chief Financial Officer and Treasurer and in order to transition his duties to Mr. Armbrister, Mr. Varma will serve as a senior advisor to the Company until the earlier of (i) January 31, 2024 or (ii) the date on which Mr. Varma secures new employment (the “Termination Date”). As consideration for his transition services, Mr. Varma will (i) continue to receive his base salary until the Termination Date and (ii) will receive a one-time, lump sum payment of $375,000. If the Termination Date occurs before January 31, 2024, the remaining base salary payments will accelerate and be paid as a lump sum. Mr. Varma’s awards of carried interest under the Hamilton Lane Advisors, L.L.C. 2016 Carried Interest Plan (amended and restated, effective as of January 1, 2018) (the “Carried Interest Plan”) will continue to vest through March 31, 2024, at which point any remaining unvested awards under the Carried Interest Plan will be forfeited. The Company’s Board of Directors approved a modification to Mr. Varma’s outstanding time-based restricted stock awards under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Plan”) to accelerate the vesting of unvested awards as of January 31, 2024, comprising 6,682 shares. Mr. Varma will forfeit all 6,522 unvested performance stock awards under the 2017 Equity Plan as of the Termination Date.

The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Armbrister, 50, joined the Company in November 2018 as a Managing Director and has served as Global Head of Direct Equity Investments since September 2019 where he has been responsible for direction and oversight of the firm’s direct equity / co-investment platform, a role that includes service on the boards of companies in which the Company has invested on behalf of clients. Prior to joining the Company, Mr. Armbrister worked for Versa Capital Management from 2003 to 2018, serving as a Managing Director from 2013 to 2018, where he focused on making control-oriented, special situations, debt and equity investments in middle market companies across a variety of industries. While at Versa, Mr. Armbrister participated in all major investment functions, and his responsibilities included origination, underwriting, transaction execution and portfolio company development. He also performed and provided oversight for certain finance-related operational activities, including financial analysis and reporting and cash flow management for a number of portfolio companies while at Versa and in prior roles. Prior to joining Versa in 2003, Mr. Armbrister was an Equity Research analyst at Oppenheimer + Close. He has also held private equity, venture capital, corporate development and investment banking positions at Berwind Financial Group, Redleaf Group, ICG Commerce and Wheat First Butcher Singer, respectively. Mr. Armbrister currently serves on the boards of directors or similar bodies of several charitable and non-profit organizations. He received a B.A. in Economics from the University of Virginia.

In connection with his appointment, Mr. Armbrister will continue to be eligible to participate in the Company’s 2017 Equity Plan and Carried Interest Plan and has been approved for the following new compensation arrangements: (i) a target discretionary bonus of $900,000 for fiscal 2024 service and (ii) a target fiscal 2024 award under the Carried Interest Plan valued at $1 million. He will continue to receive an annual base salary of $325,000 and be entitled to participate in other health and welfare benefits made available to employees.

There is no arrangement or understanding between Mr. Armbrister and any other persons or entities pursuant to which he has been appointed as Chief Financial Officer and Treasurer, and there is no family relationship between Mr. Armbrister and any directors or executive officers of the Company. Mr. Armbrister is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. Mr. Armbrister has previously signed the Company’s standard form of confidentiality and non-disclosure agreement and is expected to enter into the Company’s standard form of indemnification agreement as well.

A copy of the press release announcing the transition of the Chief Financial Officer role from Mr. Varma to Mr. Armbrister is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Confidential Separation Agreement and General Release, dated July 18, 2023, by and between Atul Varma and Hamilton Lane Advisors, L.L.C.
99.1	Press Release of Hamilton Lane Incorporated dated July 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: July 20, 2023

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary